EXHIBIT 4.1

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE

O P T I O N    P L A N

M A Y    5 , 1997

EXPLANATORY LEAFLET

CONTENTS

I.	What is the stock option plan ?

II.	When should this option be exercised ?

III.	Conditions of Employment

IV.	How does one exercise the option ?

V.	What is the price of the option ?

VI.	Suspension Period

VII.	How are the new stocks quoted ?

- new stocks not assimilated to existing ordinary stocks

- new stocks assimilated to existing ordinary stocks

VIII.	How does one give the order for sale ?

IX.	What are the financial advantages of the stock option plan ?

. gain on the purchase price

. gain on the price of sale

X.	How is taxation applied to these advantages ?

XI.	Declaration commitments

Appendices :

Form no. 1 = Exercise of option

Form no. 2 = Subscription form

I – What is the stock option plan ?

French Company Law enables French companies to grant to all or part of their staff the right to subscribe to stock options.

The Extraordinary General Meeting dated May 5, 1997 has authorized the Board of Directors to issue stock options.

The Company is taking advantage of this possibility to set into place a stock option plan.

A stock option provides the right, applicable only on request from the beneficiary, to subscribe to new stocks which are purchased at a predetermined price.

The Board of Directors of the Company designated you on May 5, 1997 as a beneficiary of this plan and you have already received a letter informing you of the number of stocks offered to you and of the price at which you may subscribe them.

This leaflet details the various clauses of the stock option plan, as it concerns you.

II – When should this option be exercised ?

II.1 – Subject to “freeze periods” hereunder, options may be exercised until the end of an eight-year period as from the date of attribution by the Board, after which date any options not exercised will expire. Options may be exercised in one or more steps.

Attribution of the options was decreed by the Board of Directors of the Company on May 5, 1997, so beneficiaries will be able to exercise their option at any time up to and including May 4, 2005.

Options are exercised on request from the beneficiaries, who make their decision to do so as a function of their individual financial resources and movements of the CGG stock price.

II.2 – Freeze period

From May 5, 1998 and at the term of any subsequent twelve months period, beneficiaries may exercise one fifth of their option, it being understood that the whole option cannot be exercised before 4 May, 2002.

Any portion of the option so exercisable may then be used at any time before May 4th, 2005 included.

II.3 – Exceptions

Beneficiaries will be allowed to exercise their option (“freeze portions” included) upon the occurrence of any of the following event during the freeze period :

–	retirement provided that the beneficiary exercises his option before leaving the Company

–	dismissal (except in case of dismissal for gross negligence or serious offence) provided that the beneficiary exercices his option before leaving the Company

–	death

–	take over bid or public offer of exchange related to the securities of the Company provided that the Chairman and CEO notify the beneficiaries the waiver of the freeze period.

III – CONDITIONS OF EMPLOYMENT

The option which is herein granted is strictly linked to your status of employee of the Group.

Employee is defined as any person having a long term service contract and at least three months length of services.

Any beneficiary who ceases to be employed by the Group automatically loses the right to exercise any remaining options.

Beneficiaries shall be deemed to have lost the status of employee of CGG or of an Affiliate (subsidiary in which CGG holds, directly or indirectly, at least 30% of the capital) on the date of:

–	termination of the service contract i.e. at the end of the required notice, whatever the cause or the author of the termination,

–	receipt of a letter from the Chairman and C.E.O. that CGG does not held anymore at least 30% in a Subsidiary.

Exceptions

The heirs of a deceased beneficiary will be entitled to exercise all or part of the option within a six months period from the date of beneficiary death.

Following this six months period, the option will expire.

IV – How does one exercise the option ?

IV.1 – In order to exercise an option, the following documents must be sent to the Legal Division at CGG (JL – Valérie FERY):

–	exercise of option duly fulfilled and signed (Form n°1 attached)
–	subscription form duly fulfilled and signed (Form n°2)
–	complete payment of the sum corresponding to the number of stocks, in the form of a cheque made to the order of the BANQUE NEUFLIZE SCHLUMBERGER MALLET (NSM).

Your stocks will be issued as registered stock in your name. Stocks will be registered in an account opened with the Bank charged to manage the registered stocks (NSM).

IV.2 – Within a eight days period from receipt of the exercise of option form, the subscription form and the complete payment, all formalities will be made in order that the employee acquire the status of CGG’s shareholder.

The option shall be deemed to be exercised on the date of receipt by CGG of the complete file, provided however that conditions related to the Freeze Period and the Status of Employee are fulfilled.

V – What is the price of the option ?

The price of the option has been determined on the basis of 95% of the average opening rates quoted at the twenty sessions of the Paris Stock Exchange preceding May 5, 1997. After rounding, this sum amounts to 453 French francs.

This unit price cannot be modified for the term of the validity of the options; it may only be adjusted if the Company were to proceed with financial operations affecting its capital. Adjustments affecting both the unit price and the number of stocks under option will however have no effect on the overall value of the option for each beneficiary.

Beneficiaries will be informed in good time of the new subscription price and the new number of stocks that they are entitled to subscribe.

VI – Suspension period

VI.1 – Conditions

CGG Board of Directors may suspend for a period which shall not exceed three months, any exercise of option in case of:

–	Financial operation requiring a prior and strict knowledge of the number of CGG’s shares.

–	Adjustment affecting the unit price as provided by French Company law.

VI.2 – Notice

Within five (5) days from the Board of Director deciding the Suspension, beneficiaries will receive a notice stating:

–	that a Suspension period has been instituted in accordance with point VI.1 above;

–	the duration of the Suspension;

–	should that be the case, new subscription price and new number of stock that beneficiaries are entitled to subscribe.

VI.3 – Transitory Period

From the date of receipt by beneficiary of the above notice, each beneficiary will have a five days period if he is French resident or a fifteen days period if he is a foreign resident, to exercise his option, in whole or part, provided however that the applicable Freeze Period is terminated.

At the end of this Transitory Period Beneficiaries shall not be entitled to exercise their option until expiry of the Suspension Period.

VI.4 – Confidentiality

Beneficiaries undertake to no divulge any information related to the Suspension and the cause thereof.

VII – How are the new stocks quoted ?

New CGG stocks acquired under the stock option plan are freely transferable at any time.

The new stocks are issued with the right to dividend on 1 January of the year in progress. However, there is no right to dividend with respect to profit from the previous financial year. For this reason, two cases may be envisaged:

VII.1 – The stocks acquired are not assimilated to existing stocks

From 1 January until the date on which dividend is paid or, if no dividend is paid, until the date of the Ordinary General Meeting of Stockholders, the new stocks will not be quoted at the same rate as existing stocks, but at a different rate on the Cash Market (separate index).

Whenever an option is exercised, NSM will request that these stocks be quoted on the Cash Market of the Société des Bourses Françaises (Association of French Stock Exchanges). Quotation becomes possible following an announcement in the official bulletin (fortnight delay).

Finally, it should be noted that non-assimilated new stocks (Cash Market) usually have a below par rating compared with stocks sold on the Forward Market (this is on account of low trading levels even when no dividend is due from the preceding financial year).

VII.2 – The stocks acquired are assimilated to existing stocks

From the date on which dividend is paid or, if no dividend is paid, the date of the Ordinary General Meeting of Stockholders, until 31 December of that year, the new stocks will be quoted on the Paris Stock Exchange at the same rate as existing stocks on the Forward Market.

Date of dividend payment or
Ordinary General Meeting of Stockholders

1.01	31.12

Stocks quoted on the Cash Market	Stocks quoted on the Forward Market

VIII – How does one give the order for sale ?

The order for sale must be communicated directly to NSM.

In addition to indicating the number of stocks to be sold, certain details may be given to NSM concerning the order for sale on the stock market:

–	discretionary order. This order bears no instructions. It is carried out at the following opening session of the Paris Stock Exchange (which is generally when the greatest number of stocks are exchanged).

–	limited price order. This order sets a minimum rate at which the seller agrees to transfer his stocks. It will therefore be carried out only if the quoted rate is equal or superior to this limit. CGG stocks are quoted continuously and there may be fairly substantial differences between the rates applied to various transactions carried out during the same session. Limited price orders therefore tend to be more reliable.

The order for sale on the Forward market is issued on the day indicated by the seller (discretionary or limited sale) but settlement takes place at the end of the month. However the beneficiary may require that his order be issued on the Cash Market in which additional charges will be incurred.

When beneficiaries decide to sell stocks, they will also take into account the Stock Exchange price of CGG stocks (attempting to make a gain on the sale with respect to the purchase price) and the effects of their decisions on taxation.

IX – What are the financial advantages of the stock option plan ?

In addition to the advantage of being associated with the expansion of the Company, beneficiaries who exercise their options can make profits in two ways when selling the stocks at a later date:

–	gain on the purchase price equal to the difference between the price quoted on the Stock Exchange, the day the option is actually exercised, and the actual subscription price of the option.

–	and gain on the price of sale equal to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised.

X – How is taxation applied to these advantages ?

This applies only to French residents who, as such, are subject to French Tax legislation. Further information will be given to other residents on the relevant foreign tax rules.

Taxation on gains on the purchase price

Taxation on gains on the purchase price varies depending on whether or not the beneficiary respects the following conditions:

–	they are not sold before the end of a five-year period starting from the date of attribution of the option, i.e. not before May 4, 2002 (included);

–	and, in any case, the stocks acquired are registered.

If the stocks are transferred from registered stocks to bearer stocks, they will be considered as sold.

Failure to respect the minimum holding period

In this case the gain on purchase price is considered as additional salary and as such is subject to the application of income tax. It is added to the revenue for the year during which the stocks are sold and not the year in which the option is exercised. However, after deductions applicable to salaries, tax is spread according to the “quotient” system so as to take into account the length of time for which the stocks have been held.

Moreover, if the acquired stocks are simply transferred from registered stock to bearer stock, without being sold, during the minimum holding period, the gain is likewise subject to the application of income tax.

Furthermore, in such cases, the gain on purchase price will also be subject to all French social security charges (i.e. about 25%).

Exceptions:

As an exception, tax exemption on the gain on the purchase price applies if the beneficiary sells his stocks or transfers them from registered stock to bearer stock before expire of the minimum holding period, in the following cases:

–	dismissal ) the options must have been acquired by the beneficiary at least.
–	retirement ) 3 months before date of the event in question.
–	invalidity corresponding to classification in the second or third category defined in Article 310 of the “Code de la Sécurité Sociale”.
–	decease.

•	Respect of minimum holding period

In this case, gain on the purchase price is at the Beneficiary’s option, either taxed on the basis of income tax or taxed under the common law concerning gains on transferable property at the specific rate of 30%.

The gain on purchase price is taxed for the year during which the stocks are sold.

Furthermore, The beneficiary must enclose a memorandum with his tax declaration for the year during which the option was exercised. This memorandum will detail:

–	the corporate name and headquarters of the Company
–	the date of attribution and the date of exercising the option
–	the number of stocks acquired.

•	Taxation on gains made on the sale of stocks

The gain made on the sale of stocks is taxed as transferable property. The rate of taxation is therefore 16.0% (for fiscal 1997) plus additional tax if the total value of sales made by the beneficiary during the year of the transfer exceeds the threshold determined on an annual basis by the Public Authorities (100 000 French francs for fiscal 1997).

XI – Declaration commitments

X.1 – Company’s obligations

The year during which the option is exercised, the Company has to declare on a annual basis to tax authorities, the name of beneficiaries who have exercised the option, the dates of the option exercise, the number of stocks acquired and the subscription price.

The year during which stocks are sold or transferred from registered stocks to bearer stocks, before expire of the minimum holding period, the Company has to declare dates of sale or of transfer to bearer stock, date of attribution and the date of option exercise, the number of relevant stocks, the subscription price and the price quoted on the Stock Exchange the day the option is exercised.

X.2 – Beneficiary obligation

The year during which the option is exercised, the beneficiary shall append to his tax declaration the memorandum that will be communicated to him by the Company.

The year during which the stocks are sold or are transferred from registered stocks to bearer stocks before expire of the minimum holding period the beneficiary will mention on his tax declaration :

–	the difference between the price quoted on the Stock Exchange the day the option is exercised and the actual subscription price,

–	the gain made on the sale of stocks equals to the difference between the price at which the stocks are sold and the price quoted on the Stock Exchange the day the option is exercised, only if the total annual value of stocks and shares sale exceeds the threshold determined by the Public authorities.

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Form no. 1

EXERCISE OF OPTION

I the undersigned

NAME:	FIRST NAME:

ADDRESS: No	STREET

ZIP CODE:	CITY:

hereby declare that I wish to purchase                                 stocks, exercising my option to subscribe to                                 nominal 10 franc stocks at a subscription price of 453 FRF each, as granted to me on May 5, 1997, in compliance with the decision taken by the Extraordinary General Meeting on May 5, 1997 and with the deliberations of the Board of Directors on May 5, 1997.

In pursuance whereof, I hereby subscribe to                                 stocks by means of the subscription form enclosed herewith and undertake to pay the sum of                                 FRF which represents the total cost of issuing the stocks subscribed.

Signed in                                 on

Date
(two copies, one of which remains in my possession)

Signature

Form no. 2

SUBSCRIPTION FORM

I the undersigned

NAME:	FIRST NAME:

ADDRESS: No	STREET

ZIP CODE:	CITY:

hereby declare that I empower the Bank                                 to subscribe for my account                                 stocks in the COMPAGNIE GENERALE DE GEOPHYSIQUE.

These stocks will be registered in my name with the Bank NEUFLIZE SCHLUMBERGER MALLET.

In support of my subscription, I am paying by cheque, to the order of the NEUFLIZE SCHLUMBERGER MALLET, the sum of FRF                                 which is equal to the price of issuing the stocks to which I am subscribing.

Signed in                                 on

Date
(two copies, one of which remains in my possession)

Signature (*)

(*) The signature must be preceded by the wording “Bon pour souscription à                                 actions” – Signature for subscription to                                 stocks (with the number written out in French and in full).